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                                                                   Exhibit 99(j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Equity Growth Portfolio Class II Prospectus, the High Yield Portfolio Class II Prospectus and the Mid Cap Growth Portfolio Class II Prospectus and "Independent Auditors" and "Financial Statements" in the combined Statement of Additional Information in Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A, No. 333-03013) of The Universal Institutional Funds, Inc., and to the incorporation by reference of our reports dated February 7, 2003 on the Active International Allocation Portfolio, Emerging Markets Debt Portfolio, Emerging Markets Equity Portfolio, Equity Growth Portfolio, Fixed Income Portfolio, Global Value Equity Portfolio, High Yield Portfolio, International Magnum Portfolio, Mid Cap Growth Portfolio, Mid Cap Value Portfolio, Money Market Portfolio, Technology Portfolio, U.S. Real Estate Portfolio, and Value Portfolio (fourteen of the portfolios comprising The Universal Institutional Funds, Inc.) included in the 2002 Annual Reports to Shareholders.

                                                        /s/ ERNST & YOUNG LLP
                                                        ---------------------
                                                        Ernst & Young LLP

Boston, Massachusetts
March 28, 2003